Exhibit 99.1

GENIUS PRODUCTS, INC. AND THE WEINSTEIN COMPANY ANNOUNCE COMMENCEMENT OF GENIUS PRODUCTS RESTRUCTURING PROCESS

SANTA MONICA, Calif—January 7, 2009 — Genius Products, Inc. (GNPI.PK) and The Weinstein Company LLC (“TWC”) announced today that it has commenced a restructuring process beginning with the acquisition by GNPR Investments LLC (“GNPR”), an affiliate of Quadrant Management, Inc. (“Quadrant”), of a 60% ownership interest in Genius Products, LLC (the “Distributor”) from affiliates of TWC.    In addition, the Distributor announced that it has renegotiated its distribution agreement with TWC.

This transaction is the first of several anticipated steps in a restructuring of Genius Products.   With the assistance of Quadrant, and TWC, Genius Products will continue a series of restructuring activities including changes to its cost structure and renegotiating its existing agreements with vendors and content partners.  In addition, The Company is considering a range of strategic and financial alternatives including a recapitalization, refinancing and going private. In connection with this transaction, all of TWC’s operational and management control over the Distributor were removed.  In recognition of Quadrant’s new participation, three of the Company’s directors appointed by TWC resigned and will be replaced with representatives from Quadrant.

TWC remains the primary and most significant content partner and the Distributor continues to be the exclusive U.S. home video distributor to feature film and direct-to-video releases owned or controlled by TWC. The TWC Distribution Agreement will remain in place through December 31, 2010 with the mutual option to extend the agreement to December 31, 2011.

“We’re happy to have Alan Quasha and his team at Quadrant on board and to be part of this company going forward,” said Bob Weinstein, co-chairman TWC.   “Quadrant’s impeccable track record and leadership, along with their significant music catalog, film library and their new investment in videogames that they are bringing to Genius equals a win for all parties involved. This joint restructuring is another step of refocusing our company and will give Harvey and me more time to concentrate on our movie slate.  We look at this as an ongoing partnership and something that will grow in the future.”

About Genius Products

Genius Products, Inc. (GNPI.PK - News), is the managing member and minority-owner of Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Animal Planet, Asia Extreme(TM), Discovery Kids, Dragon Dynasty(TM), Dimension Films(TM), Entertainment Rights group companies (Entertainment Rights, Classic Media and Big Idea), ESPN®, RHI Entertainment(TM), Sesame Workshop®, TLC, The Weinstein Company® and WWE®.

About Quadrant Management, Inc.

Quadrant Management, Inc. is a principal alternative investment management firm focused on US and emerging markets.  Quadrant, along with its affiliates, have in excess of $3.0 billion in assets under management and a thirty year investment track record, much of it based upon restructuring companies.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our anticipated restructuring activities and the success thereof. Actual results could vary for many reasons, including but not limited to, our ability to acquire and keep valuable content, the unpredictability of audience demand, the success of The Weinstein Company titles at the box office and the popularity of our titles on DVD, our ability to perform under the terms of our agreement with our content providers, our ability to comply with the terms of our credit facility with Societe Generale, our ability to continue to manage our significant growth, our ability to continue to attract and keep experienced management, the effect of technological change, the availability of alternative forms of entertainment and our ability to maximize our operating leverage. Other such risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:
GNPI—Investor Relations
John Mills or Anne Rakunas, 310-954-1100